Exhibit 20.6
Page 1 of 3
                   Navistar Financial 1997 - B Owner Trust
                        For the Month of September 1998
                     Distribution Date of October 15, 1998
                           Servicer Certificate #12

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $354,559,225.94
Beginning Pool Factor                                           0.7091264

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $18,417,819.67
     Interest Collected                                     $2,713,888.23

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                      $1,062,542.11
Total Additional Deposits                                   $1,062,542.11

Repos / Chargeoffs                                            $613,498.37
Aggregate Number of Notes Charged Off                                 120

Total Available Funds                                      $22,194,250.01

Ending Pool Balance                                       $335,527,907.90
Ending Pool Factor                                              0.6710633

Servicing Fee                                                 $295,466.02

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $19,727,102.75
     Target Percentage                                               5.25%
     Target Balance                                        $17,615,215.16
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($2,111,887.59)
     Ending Balance                                        $17,615,215.16

Current Weighted Average APR:                                       9.911%
Current Weighted Average Remaining Term (months):                   40.50

Delinquencies                                              Dollars       Notes
    Installments:               1 - 30 days            $2,101,240.84     1,814
                                31 - 60 days             $504,025.21       410
                                60+  days                $182,109.15       101

     Total:                                            $2,787,375.20     1,819

     Balances:                  60+  days              $3,797,046.20       101

Memo Item - Reserve Account
     Prior Month                                      $18,614,359.36
+    Invest. Income                                       $78,327.14
+    Excess Serv.                                      $1,034,416.25
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $19,727,102.75

Exhibit 20.6
Page 2 of 3
Navistar Financial 1997 - B Owner Trust
For the Month of September 1998

                                                                       NOTES
                                                    (Money Market)
                                      TOTAL          CLASS A - 1    CLASS A - 2      CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                 $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%          96.50%            0.00%            0.00%           3.50%
     Coupon                                                 5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance           $354,559,225.94
Ending Pool Balance              $335,527,907.90

Collected Principal               $18,417,819.67
Collected Interest                 $2,713,888.23
Charge - Offs                        $613,498.37
Liquidation Proceeds/Recoveries    $1,062,542.11
Servicing                            $295,466.02
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                $21,898,783.99

Beginning Balance                $354,559,225.94            $0.00  $60,649,653.03  $132,000,000.00  $149,500,000.00  $12,409,572.91

Interest Due                       $1,833,049.70            $0.00     $301,024.44      $682,000.00      $784,875.00      $65,150.26
Interest Paid                      $1,833,049.70            $0.00     $301,024.44      $682,000.00      $784,875.00      $65,150.26
Principal Due                     $19,031,318.04            $0.00  $18,365,221.91            $0.00            $0.00     $666,096.13
Principal Paid                    $19,031,318.04            $0.00  $18,365,221.91            $0.00            $0.00     $666,096.13

Ending Balance                   $335,527,907.90            $0.00  $42,284,431.12  $132,000,000.00  $149,500,000.00  $11,743,476.78
Note / Certificate Pool Factor                             0.0000          0.4498           1.0000           1.0000          0.6711
   (Ending Balance / Original Pool Amount)
Total Distributions               $20,864,367.74            $0.00  $18,666,246.35      $682,000.00      $784,875.00     $731,246.39

Interest Shortfall                         $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                   $1,034,416.25
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $19,727,102.75
(Release) / Draw                  ($2,111,887.59)
Ending Reserve Acct Balance       $17,615,215.16

Exhibit 20.6
Page 3 of 3
Navistar Financial 1997 - B Owner Trust



Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                  4                    3                      2                   1
                                  May-98             Jun-98               Jul-98                 Aug-98              Sep-98
Beginning Pool Balance       $403,946,961.02     $389,937,284.97     $376,910,588.41        $364,215,847.31     $354,559,225.94

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $542,695.47         $772,265.78         $802,364.56            $533,508.96         $613,498.37
    Recoveries                   $557,628.06         $669,359.85         $472,338.50            $497,069.54       $1,062,542.11

Total Charged Off (Months 5, 4, 3)                 $2,117,325.81
  Total Recoveries (Months 3, 2, 1)                $2,031,950.15
  Net Loss / (Recoveries) for 3 Mos                   $85,375.66(a)

  Total Balance (Months 5, 4, 3)               $1,170,794,834.40(b)

  Loss Ratio Annualized  [(a/b) * (12)]                  0.08751%

  Trigger:  Is Ratio > 1.5%                                   No
                                                                          Jul-98                 Aug-98              Sep-98

B)   Delinquency Trigger:                                              $3,631,674.49          $2,940,241.86       $3,797,046.20
     Balance delinquency 60+ days                                           0.96354%               0.80728%            1.07092%
     As % of Beginning Pool Balance                                         0.84949%               0.83061%            0.94725%
     Three Month Average

  Trigger:  Is Average > 2.0%                                 No

C)   Noteholders Percent Trigger:                       3.52308%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

  Trigger:  Is Minimum < 1.0%                                 No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer